Exhibit 23.1
Consent of Independent Registered Public Accounting Firm
We consent to the reference to our firm under the caption “Experts” and to the use of our report dated September 9, 2005 (except for Note (1), as to which the date is ___, 2005), in the Registration Statement (Form S-1 No. 333-00000) and related Prospectus of Innovene Inc. for the registration of its common stock.

Ernst & Young LLP
London, England

The foregoing consent is in the form that will be signed upon the completion of certain transactions as described in Note (1) to the combined financial statements.

/s/ Ernst & Young LLP
London, England
September 12, 2005